UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement (as defined below) is incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

Chapter 11 Filing

On June 6, 2023, PolarityTE, Inc., a Delaware corporation (the “Company”), and its subsidiaries, PolarityTE, Inc., a Nevada Corporation (“PTE Nevada”), and PolarityTE MD, Inc., a Nevada corporation (“PTE MD” and together with the Company and PTE Nevada, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of 11 U.S.C. §§ 101 et seq. of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Utah (the “Bankruptcy Court”) under the captions In re PolarityTE, Inc., a Delaware corporation (Case No. 23-bk-22358-KRA) (Bankr. D. Utah), In re PolarityTE, MD Inc., a Nevada corporation (Case No. 23-bk-22360-KRA) (Bankr. D. Utah), and In re PolarityTE, Inc., a Nevada corporation (Case No. 23-bk-22361-KRA) (Bankr. D. Utah) (collectively, the “Chapter 11 Cases”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration under the caption In re PolarityTE, Inc., a Delaware corporation (Case No. 23-bk-22358-KRA) (Bankr. D. Utah). The Debtors plan to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief, including authority to pay employee wages and benefits, employ bankruptcy professionals, continue to employ ordinary course professionals, maintain their insurance and utility services, and authority to hold a competitive auction process for substantially all of their assets, which will enable the Debtors to transition into Chapter 11 protection without material disruption to their ordinary course operations.

The Company cannot give any assurance that holders of the Company’s common stock will receive any payments or other distributions on account of those shares in the Chapter 11 Cases.

Asset Purchase Agreement

On June 6, 2023, prior to the filing of the Chapter 11 Cases, the Company, PTE Nevada, and PTE MD entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”) with Grander Acquisition LLC, a Delaware limited liability company (“Grander Acquisition”), pursuant to which Grander Acquisition agreed to purchase substantially all of the assets of the Company, PTE Nevada, and PTE MD for approximately $6.5 million, less the amount of debtor-in-possession financing outstanding at closing, if any, subject to certain exceptions, and plus the assumption of assumed liabilities.

The transaction contemplated by the Asset Purchase Agreement is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Bankruptcy Court and compliance with agreed upon and Bankruptcy Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Grander Acquisition will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Bankruptcy Court. The Asset Purchase Agreement also provides Grander Acquisition with an option to provide debtor-in-possession financing to the Company, if the Company provides notice that its capital resources are not sufficient to continue funding certain clinical trials and operate its business in the ordinary course.

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) material compliance with the obligations of the parties set forth in the Asset Purchase Agreement; (iii) the Bankruptcy Court’s entry of a sale order; and (iv) no Material Adverse Effect (as defined in the Asset Purchase Agreement) having occurred. The representations, warranties and covenants contained in the Asset Purchase Agreement are made only for purposes of the Asset Purchase Agreement and as of specific dates; are solely for the benefit of the parties to the Asset Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Grander Acquisition, or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures of the Company.

The Asset Purchase Agreement may be terminated, subject to certain exceptions, (i) by the mutual written consent of the parties; (ii) by any party, if any court of competent jurisdiction or other competent governmental authority issues a final, non-appealable order prohibiting the transaction; (iii) automatically in the event a party other than Grander Acquisition is determined to be the winning bidder; (iv) by any party if (x) a sale order had not been entered in favor of Grander Acquisition, (y) more than 60 days have passed since the date on which the procedures order motion was filed, and (z) the Company has provided notice to Grander Acquisition that it lacks sufficient capital resources to fund certain clinical trials and operate its business in the ordinary course, unless the Company has entered into a debtor-in-possession financing agreement with Grander Acquisition approved by the bankruptcy court and the Company has drawn or used any funds provided by Grander Acquisition pursuant to any such debtor-in-possession financing agreement; and (v) by either party, for certain material breaches by the other party of its representations and warranties or covenants that remain uncured.

The Asset Purchase Agreement provides that, subject to approval of the Bankruptcy Court, the Company will pay a break-up fee to Grander Acquisition equal to $500,000, plus reimbursement of actual out-of-pocket expenses incurred in the diligence and negotiation of the Asset Purchase Agreement and in the Chapter 11 Cases, upon termination of the transaction in certain circumstances, including the entry into or consummation of an alternative transaction for the Purchased Assets (as defined in the Asset Purchase Agreement) with a party other than Grander Acquisition.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Nasdaq Delisting Notice

The Company expects to receive a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock is no longer suitable for listing pursuant to Nasdaq Listing Rule 5110(b) as a result of the Chapter 11 Cases. If the Company receives such notice, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its common stock will be delisted. The delisting of the common stock would not affect the Company’s operations or business and does not presently change its reporting requirements under the rules of the Securities and Exchange Commission.

Cautionary Note Regarding Trading in the Company’s Securities

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Company expects that the currently outstanding shares of its common stock will be eventually cancelled and extinguished by the Bankruptcy Court. The holders of the Company’s common stock may not receive any proceeds from the sale of substantially all of the Company’s assets due to the Company’s obligations to creditors and others. As a result, the Company expects that its currently outstanding stock may have no value. Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and the Company’s future financial operations. These forward-looking statements are based on current expectations, estimates and projections about the business of the Company, including, but not limited to expectations regarding the Asset Purchase Agreement, and the Chapter 11 Cases. These statements are based upon management’s current belief and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements, including, but not limited to, the potential adverse impact of the bankruptcy filings on our business, financial condition and results of operations, including our ability to maintain contracts that are critical to our business; our ability to retain employees necessary to continue operating our business, including clinical trials, while the Chapter 11 Cases are pending; the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases, including approvals relating to proposed sale bidding procedures and the proposed sale of assets; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; the timing and amount, if any, of distributions to the Company’s stockholders; and competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products and pricing. Readers should carefully review the risk factors and the information that could materially affect our financial results, described in our Annual Report on Form 10-K for the year period ended December 31, 2022 and other reports filed with the Securities and Exchange Commission. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of June 6, 2023, by and between the Company, the Company’s subsidiaries party thereto, and Grander Acquisition LLC.
104	Cover Page Interactive Data File, formatted in Inline XBRL

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: June 7, 2023	/s/ Richard Hague
Richard Hague
Chief Executive Officer